SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) Sept. 29, 2009

Commission File Number	Exact Name of Registrant as Specified in its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
001-3034	XCEL ENERGY	41-0448030
(a Minnesota corporation)
414 Nicollet Mall
Minneapolis, Minnesota 55401
(612) 330-5500

001-31387	NORTHERN STATES POWER COMPANY	41-1967505
(a Minnesota corporation)
414 Nicollet Mall
Minneapolis, Minnesota 55401
(612) 330-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Summary

In November 2008, Northern States Power Company (NSP-Minnesota), a Minnesota corporation and a wholly owned subsidiary of Xcel Energy Inc., filed a request with the Minnesota Public Utilities Commission (MPUC) to increase Minnesota electric rates by $156 million annually.  This request was later modified to $136 million.

On Sept. 29, 2009, the MPUC approved a rate increase of approximately $91.4 million.  As part of its decision, the MPUC recognized a 10-year life extension of the Prairie Island nuclear plant for purposes of determining depreciation and decommissioning expenses. This reduced NSP-Minnesota’s overall revenue deficiency by approximately $40 million, while at the same time reducing expense accruals by a corresponding amount.  The MPUC’s written decision is expected in late October 2009.  A summary of the key terms is listed below:

	Requested	Approved
Rate increase	$136 million	$91 million
Return on equity	11.0%	10.88%
Equity ratio	52.5%	52.5%
Electric rate base	$4.1 billion	$4.1 billion
Depreciation life extension for Prairie Island nuclear plant	0 years	10 years

Background

In November 2008, NSP-Minnesota filed a request with the MPUC to increase Minnesota electric rates by $156 million annually, or 6.05 percent.  The request is based on a 2009 forecast test-year, an electric rate base of $4.1 billion, a requested return on equity (ROE) of 11.0 percent and an equity ratio of 52.5 percent.

In December 2008, the MPUC approved an interim rate increase of $132 million, or 5.12 percent, effective Jan. 2, 2009.  The primary difference between interim rate levels approved and NSP-Minnesota’s request of $156 million is due to a previously authorized ROE of 10.54 percent and NSP-Minnesota’s requested ROE of 11.0 percent.

On April 7, 2009, intervenors submitted direct testimony.  The Office of Energy Security (OES) recommended a revenue increase of $72 million, based on a ROE of 10.88 percent and an equity ratio of 52.5 percent.  The recommended revenue increase included recognition of a 10-year life extension of the Prairie Island nuclear plant, resulting in a decrease of approximately $40 million in depreciation and decommissioning expenses and rejection of NSP-Minnesota’s proposed nuclear rate stability plan.  These adjustments would reduce NSP-Minnesota’s overall revenue deficiency while at the same time reducing expense accruals by $40 million.

On May 5, 2009, NSP-Minnesota filed rebuttal testimony that reduced its rate increase request to $138 million. The reduction of $18 million is primarily associated with cost decreases in certain commodities, management initiatives to defer a wage increase for non-bargaining employees, reductions in employee expenses and lower projected short-term capacity costs since the time of filing.  Partially offsetting these reductions are increases in health care and pension costs.  The rebuttal testimony offered an alternative proposal to reflect a three-year life extension for both decommissioning and depreciation expense accruals for the Prairie Island nuclear plant.  The revenue requirement under NSP-Minnesota’s alternative proposal was $121 million.

Also on May 5, 2009, the Office of the Attorney General (OAG) filed testimony that recommended disallowance of certain Board of Directors’ and employees’ expenses, the aggregate of which NSP-Minnesota estimates to be less than $1.5 million.  In addition, the OAG recommended use of different allocators for corporate costs that would reduce the deficiency by $3.4 million.

On May 26, 2009, parties filed surrebuttal testimony.  The OES revised its revenue deficiency to approximately $92 million.  The OES continues to recommend a 10-year extension of NSP-Minnesota’s nuclear decommissioning and depreciation expense at Prairie Island nuclear plant and a 10.88 percent ROE.  NSP-Minnesota’s surrebuttal testimony proposed an additional $1 million reduction to its rebuttal revenue deficiency.

On Aug. 24, 2009, the administrative law judge (ALJ) confirmed issues agreed-to by the parties and made recommendations on those remaining.  Key recommendations included: ROE at 10.88 percent, adoption of the NSP-Minnesota’s corporate allocations (with a small exception for municipal costs), and rejection of the nuclear stability plan instead assuming a 10-year increase in the remaining life of the Prairie Island nuclear plant.  If adopted by the MPUC, the ALJ’s position would result in a rate increase of about $111 million (including Grand Meadow wind farm in base rates).

On Sept. 29, 2009, the MPUC approved a rate increase of approximately $91.4 million, including a ROE of 10.88 percent and an equity ratio of 52.5 percent.  The MPUC rejected NSP-Minnesota’s proposed nuclear stability plan, but recognized a 10-year life extension of the Prairie Island nuclear plant for purposes of determining depreciation and decommissioning expenses. This reduced NSP-Minnesota’s overall revenue deficiency by approximately $40 million while at the same time reducing expense accruals by a corresponding amount.   The MPUC also chose not to include the Grand Meadow wind farm in base rates, choosing instead to continue recovery of approximately $19 million in revenue requirements for these costs through a rate rider. The MPUC’s written decision is expected in late October 2009.

Except for the historical statements contained in this 8-K, the matters discussed herein, including the expected impact of rate cases, are forward-looking statements that are subject to certain risks, uncertainties and assumptions.  Such forward-looking statements are intended to be identified in this document by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should” and similar expressions.  Actual results may vary materially.  Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them to reflect changes that occur after that date. Factors that could cause actual results to differ materially include, but are not limited to: general economic conditions, including the availability of credit and its impact on capital expenditures and the ability of Xcel Energy and its subsidiaries to obtain financing on favorable terms; business conditions in the energy industry; actions of credit rating agencies; competitive factors, including the extent and timing of the entry of additional competition in the markets served by Xcel Energy and its subsidiaries; unusual weather; effects of geopolitical events, including war and acts of terrorism; state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an impact on rates or have an impact on asset operation or ownership; structures that affect the speed and degree to which competition enters the electric and natural gas markets; costs and other effects of legal and administrative proceedings, settlements, investigations and claims; actions of accounting regulatory bodies; and the other risk factors listed from time to time by Xcel Energy in reports filed with the Securities and Exchange Commission (SEC), including Risk Factors in Item 1A and Exhibit 99.01 of Xcel Energy’s Annual Report on Form 10-K for the year ended Dec. 31, 2008 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oct. 2, 2009	Xcel Energy Inc.
(a Minnesota corporation)
Northern States Power Company
(a Minnesota corporation)

/s/ DAVID M. SPARBY
David M. Sparby
Vice President and Chief Financial Officer